EXECUTED IN MULTIPLE ORIGINALS

                              MANAGEMENT AGREEMENT

                                     Between

                            INTEGRAMED AMERICA, INC.

                                       And

                   REPRODUCTIVE SCIENCES MEDICAL CENTER, INC.

     THIS MANAGEMENT AGREEMENT, dated June 6, 1997, by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Reproductive Sciences Medical Center, Inc., a California professional corporation, with its principal place of business at 4150 Regents Row, Suite 280, La Jolla, California 92037 ("PC").

                                    RECITALS:

     PC specializes in the provision of gynecological and infertility services, including the treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services"). All PC interests in PC are owned by Samuel H. Wood, M.D., Ph.D. (referred to herein as "Physician" or "Shareholder").

     INMD is in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff.

     PC desires to obtain the services of INMD in performing such management and administrative functions to permit PC to devote its efforts on a concentrated and continuous basis to the rendering of Infertility Services to its patients.

     In addition, PC desires access to capital to fund its growth and development and INMD desires to provide such capital or access to capital as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, PC hereby agrees to purchase from INMD the management and administrative services herein described and INMD agrees to provide such services on the terms and conditions provided herein.

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

          1.1.1 "Assets" shall mean those fixed assets utilized in connection with the operation of PC's medical practice.

          1.1.2 "Adjustments" shall mean adjustments for refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by INMD and PC.

          1.1.3 "Base Management Fee" shall mean an annual fee paid by PC to INMD in an amount equal to a percentage of PC's annual Physician and Other Professional Revenues as more specifically described in Section 2.3.

          1.1.4 "Cost of Services" shall mean all ordinary and necessary expenses of PC and all direct ordinary and necessary operating expenses of INMD, without mark-up, incurred in connection with the management of PC's medical practice, as more specifically described in Section 2.1.

          1.1.5 "Facilities" shall mean the medical office and clinical space of PC, including any satellite locations, related businesses and all medical group business operations of PC, which are utilized by PC in its medical practice.

          1.1.6 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

          1.1.7 "Infertility Services" shall mean the provision of gynecological services, treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services, including but not limited to those which during the term of this Agreement are provided by PC or any Physician Employee and Other Professional Employee.

          1.1.8 "Other Professional Employees" shall mean the provision of gynecological services, including the nurse anesthetists, physician assistants, nurse practitioners, psychologists, and other such professional employees who generate professional charges, but shall not include Technical Employees.


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

          1.1.9 "Physician Employees" shall mean those individuals who are employees or shareholders of PC or are otherwise under contract with PC to provide professional services to PC patients and are duly licensed as physicians in the State of California.

          1.1.10 "Physician and Other Professional Revenues" shall mean all fees, whether received or accrued, and actually recorded each month (net of Adjustments) by or on behalf of PC as a result of professional medical services personally furnished to patients by Physician Employees and Other Professional Employees and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and speaking fees. "Physician and Other Professional Revenues" shall not include income derived from testimony for litigation-related proceedings, lectures, passive investments, fundraising or writing where Physician does not render professional medical services.

          1.1.11 "Predistribution Earnings" ("PDE") shall mean (i) Physician and Other Professional Revenues, less (ii) Cost of Services and the Base Management Fee.

          1.1.12 "Receivables"shall mean and include all rights to payment for services rendered or goods sold, accounts, receivables, contract rights, chattel paper, documents, instruments and other evidence of patient indebtedness to PC, policies and certificates of insurance relating to any of the foregoing, and all rights to payment, reimbursement or settlement or insurance or other medical benefit payments assigned to PC by patients or pursuant to any preferred provider, HMO, capitated payment agreements or other agreements between PC and a payer, recorded each month (net of Adjustments).

          1.1.13 "Revenues" shall mean the sum of all Physician and Other Professional Revenues.

          1.1.14 "Shareholder" shall mean Physician and/or other physicians who are owners/shareholders of PC.

          1.1.15   "Technical   Employees"   shall  mean   technicians  such  as
     embryologists and other laboratory personnel, ultrasonographers and phlebotomists who provide services to the PC. All Technical Employees shall be INMD Employees or independent contractors.

                                    ARTICLE 2

                    COST OF SERVICES AND BASE MANAGEMENT FEE

     2.1 "Cost of Services" (as defined in Section 1.1.4) includes without limitation, the following costs and expenses, whether incurred by INMD or PC:


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          2.1.1  Salaries and fringe  benefits of all  employees of INMD working directly in the management, operation or administration (including, without limitation, Other Professional Employees and Technical Employees) providing services at PC, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel, and services of independent contractors;

          2.1.2 Expenses incurred in the recruitment of additional physicians for PC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of INMD personnel in connection with such recruitment effort;

          2.1.3 Direct marketing expenses of PC, such as direct costs of printing marketing materials prepared by INMD;

          2.1.4 Any sales and use taxes assessed against PC related to the operation of PC's medical practice;

          2.1.5 Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

          2.1.6 Legal fees paid by INMD or PC to outside counsel in connection with matters specific to the operation of PC such as regulatory approvals required as a result of the parties entering into this Agreement; provided however, legal fees incurred by the parties hereto as a result of a dispute between the parties shall not be considered a Cost of Services;

          2.1.7 Fringe benefits provided to Physician Employees;

          2.1.8 All insurance necessary to operate PC including fire, theft, general liability and malpractice insurance for Physician Employees of the PC;

          2.1.9 Professional licensure fees and board certification fees of Physician Employees and Other Professional Employees rendering Infertility Services on behalf of PC;

          2.1.10   Membership  in  professional   associations   and  continuing
     professional education for Physician Employees and Other Professional Employees;

          2.1.11 Quality Assurance Program described in Section 3.8 herein;

          2.1.12 Cost of filing fictitious name permits pursuant to this Agreement;

          2.1.13 Cost of supplies, medical and administrative, and all direct general and administrative expenses relative to the PC;


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

          2.1.14 Such other costs and expenses directly incurred by INMD or PC necessary for the management or operation of PC; and

     2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

          2.2.1 PDE of the PC paid to Shareholders;

          2.2.2 Costs or expenses not included in the annual budget prepared by INMD pursuant to Section 3.4 herein, unless approved by the parties prior to costs or expenses being incurred unless subsequently ratified by PC;

          2.2.3 Any INMD overhead charges;

          2.2.4 Any federal or state income taxes of INMD other than as provided above; and

          2.2.5 The Base Management Fee and the Additional Management Fee.

     2.3 The "Base Management Fee" and the "Additional Management Fee" described in Article 6 of this Agreement shall constitute INMD's sole compensation for all indirect costs including all legal, accounting, financial, marketing, management and administrative assistance provided by INMD corporate and regional staff which are not provided for in Section 2.1.

                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF INMD

     3.1 MANAGEMENT SERVICES AND ADMINISTRATION.

          3.1.1 PC hereby appoints INMD as PC's sole and exclusive manager and administrator of all of its day-to-day business functions and grants INMD all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. PC and only PC will perform the medical functions of its practice. INMD will have no authority, directly or indirectly, to perform, and will not perform, any medical function. INMD may, however, advise PC as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist PC in performing medical functions, all Technical Employees provided by INMD shall be subject to the professional supervision of PC. The parties agree that the "Decision-Making Authority for Integrated Entities Criteria" developed by the California Medical Association which provides a framework for compliance with the California corporate practice proscriptions shall be utilized by the parties as a guide with respect to the management and administration services to be provided under this Agreement.


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

          3.1.2  INMD  shall,  on  behalf  of  PC,  bill  patients  and  collect professional fees for Infertility Services rendered by PC at the Facilities, outside the Facilities for PC's hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Other Professional Employee. PC hereby appoints INMD for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in PC's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in PC's name and on its behalf;
     (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third-party payors; (iv) to take possession of and endorse in the name of PC (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of PC) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) to initiate the institution of legal proceedings in the name of PC to collect any accounts and monies owed to PC, to enforce the rights of PC as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

          3.1.3 INMD shall supervise and maintain (on behalf of PC) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PC and shall be located at the Facilities and be readily accessible for patient care. INMD's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. INMD shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. PC shall have unrestricted access to all of its records at all times.

          3.1.4 INMD shall supply to PC all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of PC's medical practice at the Facilities.

          3.1.5 Subject to PC's prior approval, INMD shall design and implement an appropriate marketing and public relations program on behalf of PC, with appropriate emphasis on public awareness of the availability of Infertility Services from PC. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. PC shall approve all advertising and marketing materials prior to use.


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

          3.1.6 INMD shall assist PC in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PC shall interview and make the ultimate decision as to the suitability of any physician to become associated with PC. All physicians recruited by INMD and accepted by PC shall be employees of or independent contractors to PC.

          3.1.7 INMD shall assist in negotiating, but shall not enter into, and shall administer all managed care contracts on behalf of PC and shall consult with PC on all administrative matters relating thereto.

          3.1.8 INMD shall arrange for legal and accounting services as may be reasonably required in the ordinary course of the PC's operation, including the cost of enforcing any physician contract containing restrictive covenants. Nothing contained herein is intended to authorize INMD to settle any claim made by or against PC.

          3.1.9 INMD shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 10.

          3.1.10 INMD shall take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of PC's medical practice at the Facilities.

     3.2 FACILITIES.

          (a) INMD shall provide the office space and facilities necessary for the operation of PC's medical practice, as set forth in Exhibit 3.2 hereto (the "Facilities"), including but not limited to, the use of the Facilities, and shall be responsible for all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. INMD shall provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. INMD shall consult with PC regarding the condition, use and needs for the Facilities, equipment, services and improvements thereto. PC shall have the right to review all proposed leases for office space and INMD shall consult with PC with respect to the terms of such leases and use its best efforts to ensure that the leases provide for reasonable assignment.

          (b) Inclusive in the Facilities to be provided shall be a state-of-the-art clinical and IVF laboratory (the "Lab") which shall meet minimum national standards and be consistent with other laboratories provided by INMD to other medical practices it manages. The Lab build-out, which shall consist of all required construction necessary for P.C. to seek licensure (the "Lab Build-Out"), shall be accomplished within seven (7) months of execution of the lease for the new Facilities. INMD shall bear the risk of all construction aspects being completed within the seven (7)-


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

month period in order for the Lab to be in operational and capable of generating Revenues, but shall have no liability or responsibility for the failure of the appropriate license issuing agencies to timely issue licenses; all other risks, including the failure of the Lab to be timely licensed, shall be borne by P.C. INMD and P.C. agree to use their best efforts to accomplish the Lab build-out and licensure thereof and will cooperate with each other as to all reasonable requests of the other.

          (c) INMD agrees that in the event the Lab Build-Out isn't completed as provided for in Section 3.2 (b), P.C. shall, effective with the commencement of the 8th month following execution of the lease, suspend payment of any further Management Fee provided for in Section 6.1.3, unless and until such time as the Lab Build-Out is completed.

     3.3 EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

          3.3.1 EXECUTIVE DIRECTOR. Subject to the approval of PC, which shall not be unreasonably withheld, INMD shall hire and appoint an Executive Director to manage and administer all the day-to-day business functions of the Facilities and determine the salary and fringe benefits paid to the Executive Director. At the direction, supervision and control of INMD, the Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by INMD and PC and shall generally perform the administrative duties assigned to the Executive Director by INMD. PC acknowledges that the removal of an Executive Director is likely to involve financial and other commitments on the part of INMD that were undertaken after that individual's approval by PC. Therefore, the decision to remove an Executive Director shall rest with INMD. However, upon request by PC, INMD shall review any disputes between PC and an Executive Director, or disapproval of Executive by PC and endeavor to resolve the problem with consideration to be given to the removal of the Executive Director, among other outcomes.

          3.3.2 PERSONNEL. INMD shall provide support personnel and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of PC at the Facilities. Such personnel shall be under the direction, supervision and control of INMD, with Technical Employees and Other Professional Employees subject to the professional supervision of PC. If PC is dissatisfied with the services of any person delivering non-professional services, PC shall consult with INMD. INMD shall in good faith determine whether the employment of that employee warrants termination. INMD's obligations to utilize non-professional personnel shall be governed by the overriding principle and goal of facilitating PC's provision of high quality medical care and laboratory services. INMD shall make every effort to honor the specific requests of PC with regard to the assignment of INMD's employees, including the Executive Director.

     3.4 FINANCIAL PLANNING AND GOALS. INMD shall prepare, for the approval of PC, annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of PC's practice and for the provision of Infertility Services at the Facilities. INMD shall present the budgets to PC for its approval at least thirty (30) days prior to the


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

commencement of the Fiscal Year. INMD shall specify the targeted profit margin for PC's practice at the Facilities which shall be reflected in the overall budget. If the parties cannot agree on the budget for any Fiscal Year, the budget for the preceding Fiscal Year shall serve as the budget until such time as the dispute can be resolved.

     3.5 FINANCIAL STATEMENTS. INMD shall prepare annual financial statements for operations of PC at the Facilities within sixty (60) days of the close of the Fiscal Year. INMD shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to PC within thirty (30) days after the close of each calendar month.

     3.6 TAX PLANNING AND TAX RETURNS. INMD will not be responsible for any tax planning or tax return preparation for PC, but will provide support documentation in connection with the same. Such support documentation shall not be destroyed without PC's consent.

     3.7 INVENTORY AND SUPPLIES. INMD shall order and purchase inventory and supplies, and such other materials which are requested by PC to enable PC to deliver Infertility Services in a cost-effective manner.

     3.8 QUALITY IMPROVEMENT. INMD shall assist PC in fulfilling its obligations to maintain a Quality Improvement Program and in meeting the goals and standards of such program.

     3.9 RISK MANAGEMENT. INMD shall assist PC in the development of a Risk Management Program and in meeting the standards of such program.

     3.10 PERSONAL POLICIES AND PROCEDURES. INMD shall develop personnel policies, procedures and guidelines, to govern office behavior, protocol and procedure, designed to insure that the work site(s) of PC observe all laws and guidelines related to employment and human resources.

     3.11 LICENSES AND PERMITS INMD shall, on behalf of in the name of PC, coordinate and assist PC in its application for and efforts to obtain and maintain all federal, state and local licenses, certifications and regulatory permits required for or in connection with the operation of PC and equipment located at the Facilities, other than those relating to the practice of medicine or the administration of drugs by Physician Employees.

                                    ARTICLE 4

                        DUTIES AND RESPONSIBILITIES OF PC

     4.1 PROFESSIONAL SERVICES. PC shall provide Infertility Services to patients in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the State of California. PC shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with PC is duly licensed to


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

provide the services being rendered within the scope of such provider's practice. In addition, PC shall require each new shareholder and Physician-Employee to maintain a DEA number and appropriate medical staff privileges as determined by PC during the term of this Agreement and to obtain board certification in Reproductive Endocrinology within five (5) years of a shareholder's or Physician-Employee's completion of an accredited training program. In the event that any disciplinary actions or medical malpractice actions are initiated against any Physician-Shareholder, Physician-Employee or other professional provider, PC shall immediately inform the Executive Director and provide a written indication of the underlying facts and circumstances of such action.

     4.2 MEDICAL PRACTICE. PC shall use and occupy the Facilities exclusively for the purpose of providing Infertility Services and shall comply with all applicable laws and regulations and all applicable standards of medical care, including, but not limited to, those established by the American Society of Reproductive Medicine and the American College of Obstetricians and Gynecologists. The medical practice conducted at the Facilities shall be conducted solely by physicians employed by or serving as independent contractors to PC, and other Professional Employees as defined herein, unless approval is obtained from INMD. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of INMD, except in the case of a medical emergency, in which event, notification shall be provided to INMD as soon after such use or occupancy as possible.

     4.3 EMPLOYMENT OF PHYSICIAN AND OTHER PROFESSIONAL EMPLOYEES. In the event PC shall determine that additional physicians are necessary, PC shall undertake and use its best efforts to locate physicians who, in PC's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PC for the purpose of providing Infertility Services. PC shall cause each Physician-Employee to enter into an employment agreement with PC in the form attached hereto as Exhibit 4.3(A) if the Physician-Employee is a shareholder or in the form of Exhibit 4.3(B) if the Physician-Employee is not a shareholder, or such other form as is mutually acceptable to PC and INMD. Physician shall also sign, and shall require each shareholder to sign an Acknowledgment of Personal Financial Responsibility in the form attached hereto as Exhibit 4.3(C). PC covenants that it will not employ any physician or make any physician a shareholder of PC unless the physician shall sign the appropriate employment agreement before employment or ownership interest in PC, and provided further, INMD consents to such physician utilizing the Facilities, which consent shall not be unreasonably withheld. PC shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician-Employees and Other Professional Employees, although at the request of PC, INMD shall consult with PC respecting such matters.

     4.4 CONTINUING MEDICAL EDUCATION . PC shall require its Physician-Employees and Other Professional Employees to participate in such continuing medical education as PC deems to be reasonably necessary for such physicians or Other Professional Employees to remain current in the provision of Infertility Services.


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

     4.5 PROFESSIONAL AND OTHER INSURANCE ELIGIBILITY.

          (a) PC shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician-Employees and Other Professional Employees are insurable and participating in an ongoing risk management program, under INMD's direction.

          (b) PC and INMD shall cooperate in the obtaining and retaining Key Man Insurance and/or Business Interruption coverage with respect to Physician and PC.

     4.6 DIRECTION OF PRACTICE

          4.6.1 PC, as a continuing condition of INMD's obligations under this Management Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws.

          4.6.2 PC shall operate and maintain at the facilities a full time practice of medicine specializing in the provision of Infertility Services and shall maintain and enforce Physician Employment Agreements in the forms attached hereto as Exhibits 4.3(B) and 4.3(C) ("Physician Employment Agreement(s)") or in such other form as is mutually agreed to by the PC and INMD in writing. PC covenants that it shall not employ any physician, or have any physician as a shareholder, unless said physician shall sign such Employment Agreement prior to assuming the status as employee and/or shareholder. PC covenants that should a physician become a shareholder of the PC, that a condition precedent to the issuance of the shares shall be the ratification of this Management Agreement.

          4.6.3 PC shall not (except for medical cause) terminate the Employment Agreement(s) of any Physician or Shareholder, nor amend or modify the Employment Agreements in any material manner, nor waive any material rights of the PC thereunder without the prior written approval of INMD. PC covenants to enforce the terms of each Physician Employment Agreement, including but not limited to any covenants not to compete and other terms confirming a Physician-Employee's commitment to practice medicine solely through the PC for a specified number of years. In addition, in the exercise of INMD's sole discretion, if the PC fails to pursue the enforcement of its rights against a Physician-Employee, INMD shall have the right, but not the obligation, to direct, initiate or join in a lawsuit to enforce the provisions of any Employment Agreement and PC shall assign its rights and remedies against such Physician-Employee upon the request of INMD.

          4.6.4 Recognizing that INMD would not have entered into this Management Agreement but for the PC's covenant to maintain and enforce Employment Agreements with Physicians now employed or Physicians who may hereafter become employees of the PC, and in reliance upon such physicians' observance and performance of all of the obligations under the Employment Agreements, any damages, liquidated damages, compensation, payment or settlement received by the PC from a Physician whose employment is terminated, shall be paid to INMD in proportion to INMD's loss or damages.

          4.6.5 PC shall retain that number of Physician Employees as are reasonably necessary and appropriate for the provision of Infertility Services. However, PC shall hire Physicians only with the prior approval of INMD, which approval shall not be unreasonably withheld. Each Physician Employee shall hold and maintain a valid and unrestricted license to practice medicine in California, and shall be competent in the practice of gynecology, including the subspecialty of infertility and assisted reproductive medicine. PC shall be responsible for paying the compensation and benefits, as applicable, for all Physician Employees, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. INMD may, on behalf of the PC, establish and administer the compensation with respect to such Physician Employees in accordance with the written agreement between the PC and each Physician Employee. INMD shall neither control nor direct any Physician in the performance of Infertility Services for patients.

          4.6.6 PC shall insure that Physician Employees and Professional Employees provide patient care and clinical backup as required to insure the proper provision of services to patients of the PC at PC's office at the address set forth in Schedule A, and/or such other location as shall be mutually agreed to by PC and INMD. PC shall insure that its Physician Employees and Professional Employees devote substantially all of their professional time, effort and ability to PC's practice, including the provision of Infertility Services and the development of such practice.

          4.6.7 PC covenants to obtain necessary licenses and operate clinical laboratory and tissue bank services in accordance with all applicable laws and regulations. PC agrees that the Medical Director(s) or Tissue Bank Director(s) shall be Physician Employees or Professional Employees of the PC and that should there be a vacancy in any such position, the PC will cause another Physician Employee or Professional Employee to fill such vacancy.

          4.6.8 PC acknowledges that it bears all medical obligations to patients treated at the facilities and covenants that it is responsible for all tissue, specimens, embryos or biological material ("Biological Materials") kept at the Facilities on behalf of the patients (or former patients) of the PC. In the event of a termination or dissolution of the PC, or the termination of this Management Agreement for any reason, the PC and its members shall have the obligation to account to patients and to arrange for the storage or disposal of such Biological Materials in accordance with patient consent and the ethical guidelines of the American Society of Reproductive Medicine ("Relocation Program"). INMD, in such event, shall, at the request of the PC, assist in the administrative details of such a Relocation Program for so long as the PC shall request and the Management Fee shall be paid during that time. These obligations shall survive the termination of this Agreement.

          4.6.9 Except for circumstances due to operation of law, PC covenants not to terminate or dissolve as a Professional Corporation except on six months prior written notice to INMD. PC covenants that such a restriction will be contained either in the by-laws or shareholder agreement by PC's shareholders. In the event that such termination or dissolution occurs, for a reason other than the death or disability of all of the shareholders, the PC, and its individual shareholders, shall indemnify INMD for: (a) the actual costs of maintaining the facilities and any reasonably necessary Professional Employees during a Relocation Program (Section 4.6.8); (b) legal costs for relicensing; (c) recruitment of other physicians to assume the Practice; and (d) any damages, costs, liabilities, including reasonable attorneys fees, arising out of the result of claims, suits, causes of action or proceedings, brought by a patient of the PC having an interest in any Biological Materials kept at the Facilities. These obligations shall survive the termination of this Management Agreement.

     4.7 PRACTICE DEVELOPMENT, COLLECTION EFFORTS AND NETWORK INVOLVEMENT. PC agrees that during the term of this Agreement PC covenants for itself and will use its best efforts to cause its Physician Employees and Professional Employees to:

          4.7.1 Execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PC and its Physician Employees and Professional Employees;

          4.7.2 Promote PC's medical practice and participate in marketing efforts developed by INMD; and

          4.7.3 Participate in reasonable INMD network activities and programs.

     4.8 PERSONNEL POLICIES PC covenants for itself and will cause its Physician Employees and Professional Employees to comply with personnel policies and guidelines developed for the practice of the PC by INMD, which shall include administrative protocols and policies designed to insure that the work sites complies with all applicable laws and regulations, federal and state.

                                    ARTICLE 5

                              LICENSE OF INMD NAME

     5.1 GRANT OF LICENSE. INMD hereby grants to PC a revocable and non-assignable license for the term of this Agreement to use the name Reproductive Science Center(R) and any other service names, trademark names and logos of INMD (the "Trade Names") in conjunction with the provision of Infertility Services by PC at the Facilities. Notwithstanding the License granted to PC hereunder, INMD retains the absolute right to use and license the Trade Names to others, except that INMD agrees that:

          5.1.1 During the term of this Agreement, it will not enter into any management agreement with any other physician or medical practice providing Infertility Services within 25 miles of PC's office(s) ( the "Radius") without PC's consent.

          5.1.2 During the first eighteen months following the signing of this Agreement, it shall not enter into a management agreement with any other physician or medical practice providing Infertility Services which physician or medical practice is located outside the Radius in San Diego county or, Imperial, Riverside or Orange Counties, California (the "Territory"), without first offering the opportunity for PC to establish an office in such counties to be managed by INMD on essentially the same terms as in the proposed management arrangement. PC shall within 20 days of receipt of written notice, including all terms and copies of contracts, from INMD of INMD's intent to manage a practice in the Territory indicate to INMD in writing, its willingness to establish, at its costs and expense, an office in the Territory to be managed by PC. Failure to provide the written notice within the 20-day period shall be a waiver of PC's right of first refusal provided for in this Section 5.1.2.

     5.2 FICTITIOUS NAME PERMIT. If necessary, PC shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows PC to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect INMD's rights to the Trade Names. INMD shall cooperate and assist PC in obtaining any such original, amended or renewal fictitious name permit.

     5.3 RIGHTS OF INMD. PC acknowledges INMD's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, PC shall not in any manner represent that it has any ownership interest in the Trade Names, and PC's use shall not create in PC's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by PC shall inure to the benefit of INMD. PC shall notify INMD immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. PC shall not take any other action to protect the Trade Names without the prior written consent of INMD. INMD, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of PC or join PC as a party thereto. PC shall not have any rights against INMD for damages or other remedy by reason of any determination of INMD not to act or by reason of any settlement to which INMD may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of INMD or such settlement by INMD affect the validity or enforceability of this Agreement.

     5.4 RIGHTS UPON TERMINATION.

          5.4.1 Upon termination of this Agreement, PC shall: (i) within 60 days of the termination, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with INMD; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by INMD.

          5.4.2 PC's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to INMD and to the rights of any licensee of INMD. There is no adequate remedy at law for such failure. In the event of such failure, INMD shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, INMD shall be entitled to a temporary restraining order, without prejudice to any other remedy available to INMD. All such remedies hereunder shall be at the expense of PC and shall not be a Cost of Services.

                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS

     6.1 SERVICE FEES. The compensation set forth in this Article 6 is being paid to INMD in consideration of the substantial commitment made and services to be rendered by INMD hereunder and is fair and reasonable. INMD shall be paid monthly the following amounts (collectively "Service Fees") prior to any PC distributions (defined herein as PDE):

          6.1.1 an amount reflecting all Cost of Services (whether incurred by INMD or PC) paid or recorded by INMD pursuant to the terms of this Agreement;

          6.1.2. during each year of this Agreement, a Base Management Fee in an amount equal to six percent (6%) of the Revenues. Said Base Management Fee includes the right to use the name purchased by INMD pursuant to an Asset Purchase Agreement of even date;

          6.1.3 an additional management fee ("Additional Management Fee") in an amount equal to fifteen (15%) of the Revenues, but not to exceed 25% of PDE. INMD agrees to forego the Additional Management Fee for any month during the first nine months of this Agreement in which PC fails to achieve positive PDE.

     6.2 ACCOUNTS RECEIVABLE.

          6.2.1 On or before the 15th business day of each month, INMD shall reconcile the Receivables of PC arising during the previous calendar month. Subject to the terms and conditions of this Agreement, PC hereby sells and assigns to INMD as absolute owner, and INMD hereby purchases from PC all Receivables hereafter owned by or arising in favor of PC on or before the 15th business day of each month. All Receivables are sold on a full recourse basis. INMD shall transfer or pay such amount of funds to PC equal to the Receivable less Service Fees. INMD shall, in addition, transfer such portion of the Services Fees necessary to pay such portion of the Cost of Services which are costs and expenses of PC, as described in Section 2.1 above. PC shall cooperate with INMD and execute all necessary documents in connection with the purchase and assignment of such Receivables to INMD or at INMD's option, to its lenders. All collections in respect of such Receivables shall be deposited in a bank account at a bank designated by INMD. To the extent PC comes into possession of any payments in respect of such Receivables, PC shall direct such payments to INMD for deposit in bank accounts designated by INMD.

          6.2.2 Any Medicare or Medicaid Receivables due to PC shall be excluded from the operation of Section 6.2.1 hereof. Any such Receivables shall be subject to agreement of PC and INMD with respect to the collection thereof.

     6.3 ADVANCES.  In addition to the purchase of the  Receivables set forth in
6.2 above, INMD agrees to advance funds to PC, to provide new services, utilize new technologies, meet Cost of Services, provide working capital or fund mergers with other physicians or physician groups into PC ("Advance"). Such Advances shall be made only with the consent of PC.

          6.3.1 Any amounts advanced hereunder shall be a debt owed to INMD by PC and shall have payment priority over PDE distribution to Shareholders. Any Advance shall be repaid, and accordingly deducted, from Physicians' PDE either as a lump sum payment, within 60 days after the advance or installments as agreed to by INMD.

          6.3.2 Interest expense will be charged for funds advanced and will be computed at the Prime Rate used by INMD's primary bank in effect at the time of the Advance. Advances shall be evidenced by a security agreement in the form of Exhibit 6.3.2, giving INMD a collateral interest in all Receivables of PC and PDE to Shareholders.

          6.3.3 INMD shall also be entitled, and PC specifically authorizes INMD, to offset any Right to Manage Fee when payable to PC against any unpaid Advances.

                                    ARTICLE 7

                       EXCLUSIVE MANAGEMENT RIGHT AND TERM

     7.1 INMD Agrees to pay PC the sum of $800,000 ("Right to Manage Fee") for the exclusive right to manage PC during the term of this Agreement (the "Exclusive Management Right"), as follows:

          7.1.1 The equivalent of Two-Hundred Thousand Dollars ($200,000) of unregistered INMD Common Stock (the "Shares") upon the signing of this Agreement;

          7.1.2  $12,500 in cash  within 30 days after the Lab  provided  for in
     Section 3.2(b) is operational; provided INMD shall be entitled to offset the payment against any Advances outstanding pursuant to Section 6.3.

          7.1.3 $187,500 in cash the earlier of (i) 30 days after a 3-month period, after the Lab provided for in Section 3.2(b) is operational, for which PC's annualized Revenues are $1.5 million or (ii) 12 months from the date of this Agreement; provided INMD shall be entitled to offset the payment against any Advances outstanding pursuant to Section 6.3.

          7.1.4 $300,000 in cash or a combination of cash and Stock, at PC's option, within 30 days of a second Physician-Shareholder whose equity interest is not less than 20% joining the PC and completing three (3) months of practice at the PC; provided the Physician-Shareholder becomes a Shareholder of PC within eighteen months from the date of this Agreement.

          7.1.5 $100,000 in cash or a combination of cash and Stock, at PC's option, within 30 days of a third Physician-Shareholder whose equity interest is not less than 20% joining PC and completing three (3) months of practice at the PC; provided the Physician-Shareholder becomes a Shareholder of PC within three (3) years from the date of this Agreement.

          7.1.6 Not more than 50% of the payments provided for in Sections 7.1.2 and 7.1.3, with respect to PC's option to receive part INMD Common Stock and part cash, will be in cash. The value of any INMD Common Stock issued, as part consideration, for the payments provided for in Sections 7.1.2 and
     7.1.3 will be based on the closing price of INMD's Common Stock on the 3rd business day prior to the issuance of the stock to PC.

          7.1.7 The Stock will be unregistered and issued in relation to the provisions of Rule 144 under the Securities Act of 1933. For a period of two (2) years from issuance of the INMD Common Stock, PC and its assignees shall give Gerardo Canet, President and CEO of INMD, or his designee, a voting proxy as to the INMD Common Stock with respect to (i) election of Directors or any amendments to INMD's Certificate of Incorporation affecting Directors and (ii) any change in stock options for management and Directors. If at any time within two years after the date of this Agreement, INMD shall determine to file a registration statement under the Securities Act of 1933 (the "Act") on Form S-l or its equivalent covering an underwritten public offering of INMD's common stock by INMD (other than an exchange offer by INMD to stockholders of another corporation or an offer to INMD's employees) or by any of its stockholders, INMD shall so notify PC at least 30 days prior to the filing. Upon written request made by PC within 15 days after the notice is given, INMD shall include in the registration statement such number of the shares of the Stock acquired by PC pursuant to this Agreement as PC shall designate in its request, except that INMD shall not be obligated to include any of the Stock in the registration statement if:

               (i) in the case of a proposed registration statement covering shares to be offered by INMD, INMD or any proposed underwriter of the shares covered by the registration statement advises PC that it reasonably believes that inclusion of the Stock would interfere with the offering of the other shares being registered;

               (ii) PC shall have failed to agree in writing within 10 days after INMD's request to do so: (A) not to sell any of the Stock for such a period of time as INMD may designate (not to exceed 120 days after the effective date of the registration statement), or (B) to distribute the shares for which registration was requested (or such lesser number of shares, in proportion to the total number of shares to be offered pursuant to the registration statement as the underwriter may specify) pursuant to a firm (as distinguished from a best efforts) underwriting through an underwriter designated by INMD;

               (iii) INMD withdraws the  registration  statement with respect to
     all  the  shares  for  which  registration  was  contemplated   before  the
     registration statement becomes effective; or

               (iv) PC shall have failed to furnish to INMD such information and other material as INMD or its counsel may have reasonably requested with respect to the public offering of its shares or shall have failed to take any other action or execute any documents which INMD or its counsel considers necessary or desirable in connection with the registra tion statement.

          7.1.8 INMD currently has an S-1 Registration Statement for a public offering pending under the Act. PC specifically waives any rights to have the Shares included in such Registration Statement under Section 7.1.7

     7.2 The term of this Agreement shall begin on June 6, 1997 (the "Closing Date"), and shall expire twenty (20) years after such date unless earlier terminated pursuant to Article 8, below. This Agreement may be renewed by either party, if within the period of 180 days prior to the expiration date one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days, the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice.

                                    ARTICLE 8

                          TERMINATION OF THE AGREEMENT

     8.1 TERMINATION This Agreement may be terminated by either party in the event of the following:

          8.1.1 INSOLVENCY. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

          8.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

          8.1.3 ILLEGALITY.

          (a) Any party may terminate this Agreement immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by INMD under this Agreement are unlawful or that the practice of medicine by PC as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

               (b) Any illegality may also be cured and the termination of this Agreement avoided by implementing Section 11.9 entitled "Separability."

     8.2 TERMINATION BY INMD FOR PROFESSIONAL DISCIPLINARY ACTIONS. PC shall be obligated to suspend a physician whose authorization to practice medicine is suspended, revoked or not renewed. INMD may terminate this Agreement upon 10 days prior written notice to PC if a Physician's authorization to practice medicine is suspended, revoked or not renewed and PC has failed to suspend such physician; provided, however, such action may not be taken until PC has been given 30 days to resolve such physician's authorization to practice medicine. PC shall notify INMD within five (5) days of a notice that a physician's authorization to practice medicine is suspended, revoked or not renewed or that formal disciplinary action has been taken against a physician which could reasonably lead to s suspension, revocation or non-renewal of a physician's license.

                                    ARTICLE 9

                  PURCHASE OF ASSETS - OBLIGATIONS AND OPTIONS

     9.1 TERMINATION BY INMD If INMD terminates this Agreement due to the insolvency of PC (Section 8.1.1) for reasons other than circumstances directly attributable to INMD, for a material breach by PC (Section 8.1.2), or for disciplinary action against a Physician Employee (Section 8.2), PC agrees, within 90 days of the date of termination, at INMD's option;

          9.1.1 To purchase from INMD the PC Assets and leasehold improvements at their net book value determined in accordance with GAAP, consistently applied, as of the date of termination.

          9.1.2 To pay INMD 85% of the preceding 12 months' Revenues over $1.5 million.

          9.1.3 In addition, during the first five years of this Agreement PC shall repay INMD such portion of the payment received by PC from INMD for the Exclusive Management Right, determined by multiplying the number of years the Management Agreement has been in effect rounded off to the nearest quarter of the year by $180,000 ("Earned Amount"). The Earned Amount is then deducted from the amount PC actually received from INMD for the Exclusive Management Right; the excess, if any, equals the amount to be repaid by PC to INMD. Further, PC shall pay all Base Management Fees due as of the termination together with any other Service Fees, including unpaid Advances.

          9.1.4 If a purchase is completed under this Section 9.1, PC shall assume all leases for offices and equipment used directly for the management and operation of PC's business and may hire such employees as it determines are necessary to operate the medical practice and business.

     9.2 TERMINATION BY PC In the event this Agreement is terminated by PC as a result of the insolvency of INMD (8.1.1) or material breach by INMD (8.1.2), INMD agrees, within 90 days of the date of termination, at PC option, to sell to PC the PC Assets and leasehold improvements as set forth in Sections 9.1.1.

          9.2.1 If a termination occurs under this Section 9.2, PC shall assume all leases for offices and equipment used directly for the management and operation of PC's business and may hire such employees as it determines are necessary to operate the medical practice and business.

          9.2.2 In the event PC exercises the option set forth in this Section 9.2, closing shall occur within 90 days of the date the option is exercised. In the event PC does not exercise the option within 90 days of termination, PC shall have relinquished its right and interest to the PC Assets and INMD shall be free to use or dispose of the PC Assets as it determines with neither party having any further obligations to the other.

     9.3 TRANSFER OF OWNERSHIP

     Upon receipt of payment of the purchase price and other payments due, INMD shall transfer ownership and possession of the PC Assets, and assign all right, title and interest in and to and obligations under the Lease(s) to PC and return to PC all security deposits. PC shall have the option of receiving full credit on the purchase price for all liens, encumbrances or security interest, or of having INMD transfer ownership of the PC Assets free and clear of all liens, encumbrances or security interests thereon.

     9.4 BIOLOGICAL MATERIALS. Upon termination of this Agreement, within 30 days of the date of termination, PC will notify all patients with Biological Materials in storage at the Facility, that INMD will no longer provide management services and that the care and custody of such Biological Materials rests solely with PC. The form of such notification shall be with the consent of INMD (such consent not to be unreasonably withheld).

                                   ARTICLE 10

                                    INSURANCE

     10.1 INMD shall carry professional liability insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. INMD shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify INMD against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for INMD. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. If possible under the terms of the insurance coverage, PC shall be named as additional insureds on the INMD's public liability and property damage insurance policies; provided however, conditions for being made an additional insured should be (i) PC utilizing patient informed consent forms supplied by INMD and (ii) PC complying with requirements of INMD's insurance company. A certificate of insurance evidencing such policies shall be presented to PC within thirty (30) days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by INMD hereunder.

     10.2  INMD  shall  use  its  best  efforts  to  cause  PC,  Physicians  and
physician-employees   to  be  made  named  insureds  under  INMD's  professional liability coverage. If PC is not made an insured, PC shall carry professional liability insurance covering PC and PC's employees in the amount of $2 million per incident, $5 million in the aggregate. INMD shall be made an additional insured under such coverage and Certificates of Insurance evidencing such policies and additional insured status shall be presented to INMD within ninety
(90) days after the execution of this Agreement.

     10.3 PC and INMD  shall  provide  written  notice to the other at least ten
(10) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 11

                      NON-SOLICITATION AND NON-COMPETITION

     11.1 The PC recognizes and acknowledges that INMD will incur substantial costs in providing the equipment, support services, personnel, management, administration and other services that are the subject of this Agreement. The parties also recognize that the services to be provided by INMD will be feasible only if the PC operates an active practice to which the Employee-Physicians devote their full professional time and attention. PC agrees that the non-competition and non-solicitation covenants described hereunder are necessary for the protection of INMD, and that INMD would not enter this Agreement without the following covenants:

     (a) During the term of this Agreement, PC shall not establish, operate or provide Infertility Services at a medical office, clinic or other health care facility other than as provided for in this Agreement.

     (b) During the Term of this Agreement, and for a period of two years from the date it is terminated, PC shall not directly or indirectly own, manage, operate, control, contract with, be associated with or lend its or its shareholders' names to, or maintain any interest whatsoever in any enterprise
(i) which provides, distributes, promotes or advertises any type of management or administrative services in competition with INMD; or (ii) which offers any type of service or product to third parties substantially similar to those offered by INMD.

     (c) During the term of this Agreement, and for two years from the date of termination, PC shall not hire, attempt to hire, contract or solicit for hiring or consultancy, any employee of INMD, or form a corporation, partnership or joint venture or other entity with any such employee, who is currently employed by INMD or had been employed by INMD within one (1) year prior to the termination of this Agreement; except that this restriction shall not apply with respect to any employee of PC who was an employee of PC immediately prior to the execution of this Agreement and becomes an employee of INMD subsequent to the execution of this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 INDEPENDENT CONTRACTOR. INMD and PC are independent contracting parties. In this regard, the parties agree that:

          12.1.1 The relationship between INMD and PC is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between INMD and PC;

          12.1.2 Notwithstanding the authority granted to INMD herein, INMD and PC agree that PC shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

          12.1.3 Any powers of PC not specifically vested in INMD by the terms of this Agreement shall remain with PC;

          12.1.4 PC shall, at all times, be the sole professional PC of the Physician and, except with INMD's specific consent, the sole employer of the Physician Employees, the Other Professional Employees required by law to be employees of PC and all other professional personnel engaged by PC in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel that are employees of PC;

          12.1.5 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other parties on behalf of the other parties' employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

          12.1.6 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

          12.1.7 Matters involving the internal agreements and finances of PC, including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of PC, and other employees of PC, disposition of PC property and PC interests (except all Physicians shall be required to accept and be bound by the Agreement), accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing PC and licensing, shall remain the sole responsibility of PC and the individual Physician Stockholder(s).

     12.2 FORCE MAJEURE. No party shall be liable to the other parties for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby. This provision shall not apply to INMD's obligation to provide for a backup generator for the Lab provided as part of the Facilities.

     12.3 USE OF NAME OF PC. The name or any statement that may implicitly refer directly or indirectly to PC or impute any affiliation directly or indirectly between INMD and PC shall not be used in any manner or on behalf of INMD in any advertising or promotional materials or otherwise without PC's prior written consent. However, INMD may use PC's name or address in advertising to the public solely for the purpose of providing directions to the office of PC.

     12.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

     12.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

     12.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of the other parties. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns. In particular, the obligation to pay Service Fees shall be owed by any of the Physicians or any other Shareholder who establishes, during the term of this Agreement, whether alone or with one or more Physicians, or joins a medical practice in the PC Service Area which offers, whether through that Shareholder or with his assistance, Infertility Services.

     12.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California to the fullest extent permitted by law, without regard to the application of conflict of law rules. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in the State of California, County of San Diego (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall no authority to change or modify any provision of this Agreement, including without limitation, any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought either in the Courts of the State of California or the United States District Court for the Southern District of California, to whose jurisdiction for such purposes PC and INMD hereby irrevocably consent and submit.

     12.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement taken as a whole.

     12.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

     12.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

          12.11.1 If for INMD at:

                   IntegraMed America, Inc.
                   One Manhattanville Road
                   Purchase, NY 10577-2100
                   Attention: Gerardo Canet, President

                            With a copy to:

                   IntegraMed America, Inc.
                   One Manhattanville Road
                   Purchase, NY 105277-2100
                   Attention:  Claude White, General Counsel

          12.11.2 If for PC at:

                   Reproductive Sciences Medical Center, Inc.
                   4150 Regents Park Row, Suite 280
                   La Jolla, CA 92037
                   Attention:  Samuel H. Wood, M.D., Ph.D.

                            With a copy to:

                   Frank Gamma, Esq.
                   Charles Bond & Associates
                   821 Bancroft Way
                   Berkeley, CA 94710-2226

     Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

     12.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto and the Asset Purchase Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

     12.13 NO MEDICAL PRACTICE BY INMD. INMD will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize INMD to engage in the practice of medicine or any other licensed profession.

     12.14 CONFIDENTIAL INFORMATION.

     (a) During the initial term and any renewal term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

     (b) Confidential Information shall not include information which (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

     (c) In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, INMD or PC will designate at each others request the specific information which INMD or PC considers to be Confidential Information.

     12.15 INDEMNIFICATION.

          12.15.1 INMD agrees to indemnify and hold harmless PC, its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by INMD related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.15.1 shall survive termination of this Agreement.

          12.15.2 PC agrees to indemnify and hold harmless INMD, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by PC related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.15.2 shall survive termination of this Agreement.

     12.16 OWNERSHIP OF INTELLECTUAL PROPERTY. Any intellectual property developed by INMD shall be owned by INMD. Any intellectual property developed by PC shall be owned by PC. Jointly developed intellectual property shall be covered by written agreement between the parties. Absent such agreement, the party who principally funded the development shall be the owner, notwithstanding the participation of the other party in the development.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

INTEGRAMED  AMERICA, INC.


By: /s/ Dwight P. Ryan
   --------------------------------------------------------
   DWIGHT P. RYAN, VICE PRESIDENT & CHIEF FINANCIAL OFFICER


REPRODUCTIVE SCIENCES MEDICAL CENTER, INC.


BY: /s/ Samuel H. Wood, M.D.
   --------------------------------------------------------
          SAMUEL H. WOOD M.D., PH.D., PRESIDENT

                                   EXHIBIT 3.2

                      DESCRIPTION OF OFFICE AND FACILITIES
                          TO BE PROVIDED BY INMD TO PC

          4150 Regents Park Row, Suite 280, La Jolla, California 92037

             15725 Pomerado Road, Suite 201, Poway, California 92064

                                 EXHIBIT 4.3(A)

                   SHAREHOLDER-PHYSICIAN EMPLOYMENT AGREEMENT

                                 (See Attached)

                                 EXHIBIT 4.3(B)

                     EMPLOYEE-PHYSICIAN EMPLOYMENT AGREEMENT

                                 (See Attached)

                                 EXHIBIT 4.3(C)

                        PERSONAL RESPONSIBILITY AGREEMENT

                                 (See attached)

                                  EXHIBIT 6.3.2

                               SECURITY AGREEMENT

                                 [See attached]